EXHIBIT 13.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James McCullough, Chief Executive Officer of Renalytix plc (the “Company”), and O. James Sterling, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 20-F for the year ended June 30, 2021, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2022

/s/ James McCullough
Name: James McCullough
Title: Chief Executive Officer
(Principal Executive Officer)

/s/ O. James Sterling
Name: O. James Sterling
Title: Chief Financial Officer
(Principal Financial Officer)